Exhibit 21.1

LIST OF SUBSIDIARIES

The following entities are subsidiaries of Change Healthcare Inc. as of the time of this offering.

Name	Jurisdiction of Organization or Incorporation
ACO Partner, LLC(1)	Arizona
AHMS Cooperatief U.A.	Netherlands
Change Encircle, LLC	Delaware
Change Healthcare Advocates, LLC	Delaware
Change Healthcare Australia Pty Limited	Australia
Change Healthcare Business Fulfillment, LLC	Delaware
Change Healthcare Canada Company	Canada
Change Healthcare Communications, LLC	Delaware
Change Healthcare Correspondence Services, Inc.	Texas
Change Healthcare Engagement Solutions, Inc.	Delaware
Change Healthcare eRx Canada, Inc.	British Columbia
Change Healthcare Finance, Inc.	Delaware
Change Healthcare HealthQx, LLC	Pennsylvania
Change Healthcare Holdings, Inc.	Delaware
Change Healthcare Holdings, LLC	Delaware
Change Healthcare Information Solutions Canada Company	Canada
Change Healthcare Innovation Israel Ltd.	Israel
Change Healthcare Intermediate Holdings, Inc.	Delaware
Change Healthcare Intermediate Holdings, LLC	Delaware
Change Healthcare Ireland Limited	Ireland
Change Healthcare Ireland Solutions Limited	Ireland
Change Healthcare Israel Ltd.	Israel
Change Healthcare LLC	Delaware
Change Healthcare Management Company, LLC	Delaware
Change Healthcare New Zealand	New Zealand
Change Healthcare Operations, LLC	Delaware
Change Healthcare Payer Payment Integrity, LLC	Delaware
Change Healthcare Performance, Inc.	Delaware
Change Healthcare Pharmacy Solutions, Inc.	Maine
Change Healthcare Philippines, Inc.	Philippines
Change Healthcare Practice Management Solutions Group, Inc.	Delaware
Change Healthcare Practice Management Solutions Investments, Inc.	Delaware
Change Healthcare Practice Management Solutions, Inc.	Delaware
Change Healthcare Puerto Rico, LLC	Delaware
Change Healthcare Resources Holdings, Inc.	Delaware
Change Healthcare Resources IPA, LLC	Delaware
Change Healthcare Resources LLC	Delaware
Change Healthcare Singapore Private Limited	Singapore
Change Healthcare Solutions, LLC	Delaware
Change Healthcare Technologies, LLC	Delaware
Change Healthcare Technology Enabled Services, LLC	Georgia
Change Healthcare UK Holdings Limited	United Kingdom
Eagle Business Performance Services, LLC(2)	Delaware
InteGreat, LLC	Delaware
MED3000 Health Solutions of Lake Erie, LLC	Pennsylvania

MED3000 Health Solutions of the Virginias, L.L.C.(3)	Virginia
MED3000 Health Solutions Southeast	Florida
National Decision Support Company, LLC	Delaware
NDSC Europe GmbH	Austria
Vieosoft, Inc.	Washington

(1)	20% Change Healthcare Practice Management Solutions, Inc.; 80% non-affiliate
(2)	51% Change Healthcare Practice Management Solutions, Inc.; 49% non-affiliate
(3)	51% Change Healthcare Practice Management Solutions Investments, Inc.; 49% non-affiliate